Exhibit 10.4
2015 Annual Base Salaries

Executive Officer	Prior Base Salary	2015 Base Salary
Douglas C. Bryant President and Chief Executive Officer	$526,738	$542,540
Robert J. Bujarski Senior Vice President, Business Development and General Counsel	$335,000	$345,050
Werner Kroll Senior Vice President, Research and Development	$330,000	$339,900
Mark Smits Senior Vice President, Commercial Operations, North America	$325,000	$334,750
Randall Steward Chief Financial Officer	$335,000	$345,050
John D. Tamerius Senior Vice President, Clinical and Regulatory Affairs	$305,000	$314,150